EXHIBIT 99.1

Mid-Con Energy Partners, LP Announces Acquisition of Oil Properties from Mid-Con Energy III, LLC

DALLAS, March 3, 2014 – Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“MCEP” or the “Partnership”) through its wholly owned subsidiary, Mid-Con Energy Properties, LLC, announced today it acquired certain oil properties in Oklahoma and Texas  from Mid-Con Energy III, LLC for an aggregate purchase price of approximately $41.0 million

The transaction closed on Friday, February 28, 2014 and is subject to customary post-closing adjustments based on an effective date of January 1, 2014. MCEP funded the acquisition with (i) approximately $7.0 million in borrowings under MCEP’s credit facility and (ii) approximately $34.0 million in proceeds from the issuance of 1,500,000 common units representing limited partner interests in MCEP. The value of the common units issued as partial consideration for the acquisition was based on a 2.5% discount to the trailing twenty day volume weighted average price of MCEP’s common units. Terms of the transaction were approved on February 28, 2014, by the Board of Directors of the general partner of MCEP and by the Board’s conflicts committee, which is composed entirely of independent directors.

The acquisition includes five oil properties, currently being produced under waterflood, located in Cimarron, Love and Texas Counties, Oklahoma and Potter County, Texas.

Transaction Highlights

•	2013 average net production of approximately 349 Boe per day (100% oil on a Boe basis)

•	Estimated net proved reserves of approximately 1.6 MMBoe (approximately 79% proved developed producing and 100% oil on a Boe basis) (1)

•	Average reserve-to-production ratio of approximately 12.6 years

•	Expected to be immediately accretive to distributable cash flow

(1)	Based on total proved oil reserves reflected in December 31, 2013 reserve report audited by Cawley, Gillespie & Associates, Inc.

About Mid-Con Energy Partners, LP

Mid-Con Energy is a Delaware limited partnership formed in July 2011 to own, operate, acquire, exploit and develop producing oil and natural gas properties in North America, with a focus on the Mid-Continent region of the United States. Mid-Con Energy’s core areas of operation are located in Southern Oklahoma, Northeastern Oklahoma and parts of Oklahoma and Colorado within the Hugoton Basin.

Forward-Looking Statements

This press release includes "forward-looking statements" — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as "anticipate," "believe," “estimate,” "intend," "expect," "plan," “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” or "will" or other similar words. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Mid-Con Energy's filings with the Securities and Exchange Commission (SEC) available at www.midconenergypartners.com or www.sec.gov. Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings.

These forward–looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our:

•	business strategies;

•	ability to replace the reserves we produce through acquisitions and the development of our properties;

•	oil and natural gas reserves;

•	technology;

•	realized oil and natural gas prices;

•	production volumes;

•	lease operating expenses;

•	general and administrative expenses;

•	future operating results;

•	cash flow and liquidity;

•	availability of production equipment;

•	availability of oil field labor;

•	capital expenditures;

•	availability and terms of capital;

•	marketing of oil and natural gas;

•	general economic conditions;

•	competition in the oil and natural gas industry;

•	effectiveness of risk management activities;

•	environmental liabilities;

•	counterparty credit risk;

•	governmental regulation and taxation;

•	developments in oil producing and natural gas producing countries; and

•	plans, objectives, expectations and intentions.

CONTACT:
Jeff Olmstead
President and Chief Financial Officer
(972) 479-5980
jolmstead@midcon-energy.com

Krista McKinney
Investor Relations Associate
(972) 479-5980
kmckinney@midcon-energy.com

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